Exhibit 5.1

777 E Wisconsin Ave Milwaukee, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com

November 7, 2025

Tesla, Inc.

1 Tesla Road

Austin, Texas 78725

Ladies and Gentlemen:

We have acted as counsel for Tesla Inc., a Texas corporation (the “Company”), in conjunction with the preparation of a registration statement on Form S-8 (the “Current Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the shares of the Company’s common stock, $0.001 par value per share, described in the Tesla Inc. Amended and Restated 2019 Equity Incentive Plan (the “Plan”), which may be issued pursuant to the Plan, and the shares of the Company’s common Stock, $0.001 par value per share, which may be issued under the Company’s 2025 CEO Performance Award (the shares described in this paragraph, the “Shares”).

In connection with our representation, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Plan; (ii) the Company’s 2025 CEO Performance Award; (iii) the registration statement on Form S-8 filed by the Company on June 29, 2010; (iv) the registration statement on Form S-8 filed by the Company on August 2, 2012; (v) the registration statement on Form S-8 filed by the Company on March 7, 2013; (vi) the registration statement on Form S-8 filed by the Company on August 8, 2014; (vii) the registration statement on Form S-8 filed by the Company on February 24, 2016; (viii) the registration statement on Form S-8 filed by the Company on March 1, 2017; (ix) the registration statement on Form S-8 filed by the Company on February 23, 2018; (x) the registration statement on Form S-8 filed by the Company on June 12, 2019; (xi) the Current Registration Statement (collectively with the items described as items (iii) through (x) above, the “Registration Statements” and each of them, a “Registration Statement”); (xii) the Certificate of Formation and the Amended and Restated Bylaws of the Company, each as amended to date and currently in effect; (xiii) resolutions of the Board of Directors of the Company relating to the Plan, the 2025 CEO Performance Award, and the issuance of securities thereunder; and (xiv) such other documents and records as we have deemed necessary to enable us to render this opinion. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have, among other things, relied upon certificates of public officials and, as to various factual matters, certificates of officers of the Company.

Based upon and subject to the foregoing, and assuming that (a) the Registration Statements and any amendments thereto were or will be effective and will or did at all applicable times comply with all applicable laws at the time the Shares are offered or issued as contemplated by the applicable Registration Statement; and (b) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the applicable Registration Statement, we are of the opinion that the Shares covered by the Registration Statements, when issued and paid for pursuant to the terms and conditions of the Plan or the 2025 CEO Performance Award, as applicable, and as contemplated in the applicable Registration Statement, will be validly issued, fully paid and nonassessable.

AUSTIN | BOSTON | BRUSSELS | CHICAGO | DALLAS | DENVER | DETROIT | HOUSTON | JACKSONVILLE | LOS ANGELES
MADISON | MEXICO CITY | MIAMI | MILWAUKEE | NASHVILLE | NEW YORK | ORLANDO | RALEIGH | SACRAMENTO | SALT LAKE CITY
SAN DIEGO | SAN FRANCISCO | SILICON VALLEY | TALLAHASSEE | TAMPA | TOKYO | WASHINGTON, D.C.

Tesla, Inc.
November 7, 2025

We are qualified to practice law in the State of Texas and we do not purport to be experts on the law other than that of the State of Texas and the federal laws of the United States of America. We express no opinion as to the laws of any jurisdiction other than the State of Texas and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP